EXHIBIT 10.2

UNITED STATES CELLULAR CORPORATION

EXECUTIVE DEFERRED COMPENSATION INTEREST ACCOUNT PLAN

2008 Election Form

Executive’s Name (please print)

Election to Participate

I choose to participate in the United States Cellular Corporation Executive Deferred Compensation Interest Account Plan (the “Plan”) for calendar year 2008.

Deferral of Base Salary

On each issuance of my payroll check for services to be performed in calendar year 2008, I elect to have USCC deduct an amount equivalent to              percent of my gross base salary for the pay period, which amount will be credited to my 2008 Deferred Compensation Account under the Plan as of the last day of the calendar month during which such check is to be issued. The first deduction will occur on my payroll check dated January 31, 2008.

Deferral of Bonus

On each issuance of a check in full or partial payment of my quarterly sales bonus (or any annual component to my sales bonus) and annual bonus, if any, for services to be performed in calendar year 2008, I elect to have USCC deduct an amount equivalent to           percent of such gross bonus payment, which amount will be credited to my 2008 Deferred Compensation Account under the Plan as of the last day of the calendar month during which such check is to be issued.

Date of Payment of 2008 Deferred Compensation Account (choose one option):

(a)	Separation from service (as defined in the Plan); or

(b)	Specified date: (must be a month and year in 2009 or later).

I understand that if I am a “key employee” (as defined in USCC’s Key Employee Policy) and am entitled to payment by reason of my separation from service, no payment shall be made from my 2008 Deferred Compensation Account before the date which is six months after the date of my separation from service (or, if earlier than the end of such six-month period, the date of my death).

Form of Payment of 2008 Deferred Compensation Account (choose one option):

(a)	Lump sum distribution; or

(b)

Quarterly installment method. The amount of each installment shall be equal to one-                 (cannot be less than one-twentieth) of the value of my 2008 Deferred Compensation Account immediately preceding the first installment payment, plus accrued interest compounded monthly for the current calendar quarter.

I understand that if I die prior to the total distribution of my 2008 Deferred Compensation Account, the unpaid balance of such account will be paid in a lump sum to my designated beneficiary within 60 days of my death.

Acknowledgement of Executive

I acknowledge and agree that the elections set forth herein to defer my base salary and/or bonus for calendar year 2008 are irrevocable and, except in the event of any withdrawal under the Plan (or under any other nonqualified deferred compensation plan maintained by USCC or its affiliates) due to my unforeseeable emergency, shall be in effect for the entire calendar year.

I understand that the Internal Revenue Code significantly restricts my ability to change the elections set forth herein regarding the date and form of payment of my 2008 Deferred Compensation Account. I generally will not be allowed to elect to accelerate the payment date of my 2008 Deferred Compensation Account. I may elect to delay the payment date of my 2008 Deferred Compensation Account or change the form of payment only if (i) such election is made at least 12 months prior to the date of the scheduled payment (or, in the case of installment payments, 12 months prior to the date the first amount is scheduled to be paid) and (ii) except in the event of my death, disability or unforeseeable emergency, the payment subject to such election is deferred for a period of at least 5 years from the date such payment otherwise would have been made (or, in the case of installment payments, 5 years from the date the first amount is scheduled to be paid).

I acknowledge and agree that my elections set forth herein are subject to the terms and conditions of the Plan, as it may be amended from time to time, including any amendment necessary to satisfy any requirement of section 409A of the Internal Revenue Code.

Executive’s Signature	Date

YOUR COMPLETED ELECTION FORM MUST BE RECEIVED NO LATER THAN DECEMBER 21, 2007 TO BE EFFECTIVE. PLEASE RETURN THIS COMPLETED ELECTION FORM TO TRISHA MCKILLOP AT THE RSO.